Exhibit 99.1

JDA Investor Relations Contacts:
David Alberty, JDA’s Group Vice President of
Accounting, Finance and Treasury
Tel: (480) 308-3000

JDA Software Group, Inc.	Lawrence Delaney, Jr., The Berlin Group
NEWS RELEASE	Tel: 714-734-5000; larry@berlingroup.com
JDA Software Announces Record Second Quarter 2009 Results
Q2 Software Licenses Up 77% Year-Over-Year and Adjusted EBITDA Up More Than 40%
Scottsdale, Ariz. — July 20, 2009 — JDA® Software Group, Inc. (NASDAQ: JDAS) today announced financial results for the second quarter ended June 30, 2009. JDA reported total revenues of $99.5 million and software revenues of $27.6 million for second quarter 2009, compared to total revenues of $91.8 million and software revenues of $15.5 million for second quarter 2008. For the six months ended June 30, 2009, JDA reported total revenues of $182.8 million and software revenues of $42.9 million, compared to total revenues of $185.7 million and software revenues of $35.6 million for the six months ended June 30, 2008.
Second Quarter 2009 Financial Summary
▪	Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) was $28.7 million in the second quarter 2009, compared to $20.4 million in second quarter 2008.

▪	Adjusted non-GAAP earnings for second quarter 2009 were $0.47 per share, compared to $0.29 per share in second quarter 2008, and exclude amortization of acquired software technology and intangibles, restructuring charges and stock-based compensation.

▪	The Company reported GAAP net income for second quarter 2009 of $8.9 million or $0.25 per share, compared to GAAP net income of $3.1 million or $0.09 per share in second quarter 2008.

▪	DSOs were at a record low of 57 days at the end of second quarter 2009, compared to 68 days at the end of second quarter 2008.

▪	The Company reported cash flow from operations of $27.5 million in second quarter 2009 compared to cash flow from operations of $28.8 million in second quarter 2008.

▪	The Company had cash and cash equivalents of $92.7 million at June 30, 2009, compared to $32.7 million at December 31, 2008, and no debt at the end of either period.
          “We posted a strong performance in second quarter 2009 with record financial and operating results across almost every key metric,” said JDA CEO Hamish Brewer. “We have delivered record breaking software sales in three of the last four quarters. These results are driving growth for the
-more-

JDA Software Announces Record Second Quarter 2009 Results
Add 1
company in a tough environment and we have started to see the turn around in our consulting services metrics that we previously forecasted.”
          “JDA’s market leadership and proven value proposition are well recognized in our market. While many of our competitors are retrenching, we are taking this opportunity to seize market share by expanding our business both organically, such as our recently announced growth plans in China, and through our recently announced investment in Strategix to increase our presence in Central and Eastern Europe and Russia,” added Brewer.
Second Quarter 2009 Highlights
•	Strong Regional Sales Performance: JDA closed a total of 68 new software deals during second quarter 2009, including five contracts exceeding $1.0 million. Three of these large deals were in the Americas region, one was in Europe and one was in Asia Pacific. The following presents a high level summary of regional results:
▪	JDA closed $14.4 million in software deals in its Americas region during second quarter 2009, compared to $8.9 million in second quarter 2008. Customers that signed licenses included: Carter’s, Inc., Chico’s FAS, Inc., Farmatodo, S.A., Hastings Entertainment, Mountain Equipment Co-op, Sodimac S.A., and Spartan Stores, Inc.

▪	Software sales in JDA’s Europe, Middle East and Africa (EMEA) region were $5.0 million in second quarter 2009, compared to $4.8 million in second quarter 2008. EMEA customers that closed new deals included: Carrefour SA, J Sainsbury plc., KG Knutsson AB, Robert Dyas, Ltd. and Saint-Gobain Distribution Nordic/Optimera.

▪	JDA’s Asia Pacific region posted software sales of $8.2 million in second quarter 2009, compared to $1.8 million in second quarter 2008. Key wins in this region included: Bohol Quality Mall, China Resources Vanguard Co., Ltd., and a large transportation industry customer.
▪	Engaged Global User Community: JDA hosted its 19th Annual FOCUS User Conference, which featured more than 90 customer-led sessions and the 4th Annual Real Results Awards honoring the achievements of customers nominated in 10 categories. The 2009 winners included JDA customers: 2GO, Buehler Food Markets, Black & Decker Hardware and Home Improvement, Coca-Cola Enterprises, Inc., Dr Pepper Snapple Group, H.J. Heinz
-more-

JDA Software Announces Record Second Quarter 2009 Results
Add 2
Company, The Hershey Company, House Foods Corporation, Mr. Price Group, Phillips-Van Heusen and TravelCenters of America.

▪	Growing International Presence: JDA continues to invest in expanding its presence and business opportunity around the globe.
▪	JDA announced plans to quadruple the number of Chinese nationals available to serve existing and future customers in China across various roles that include support, consulting and sales over the next two years. In addition, JDA signed a key relationship agreement with Beijing-based eFuture Information Technology Inc. focused on collaborative growth in the region.

▪	JDA’s Center of Excellence (CoE) strategy has continued with the Company expanding its presence in India to 534 associates across product development, support, services and information technology.

▪	JDA recently announced the closing of a 49% equity investment in Strategix Enterprise Technology GmbH and Sp. Zo.o. in Germany and Poland with the right to acquire the rest of the company. Strategix will expand JDA’s coverage in Central Europe, Eastern Europe and Russia.
Six Month 2009 Results
•	Adjusted EBITDA increased to $45.4 million for the six months ended June 30, 2009, compared to $42.3 million for the six months ended June 30, 2008.

•	Adjusted non-GAAP earnings for the six months ended June 30, 2009 were $0.73 per share, compared to adjusted non-GAAP earnings per share of $0. 62 for the six months ended June 30, 2008, and exclude amortization of acquired software technology and intangibles, restructuring charges and stock-based compensation.

•	GAAP net income for the six months ended June 30, 2009 was $11.6 million or $0.33 per share, compared to GAAP net income of $8.4 million or $0.24 per share in the six months ended June 30, 2008.

•	Cash flow from operations was $60.5 million for the six months ended June 30, 2009 compared to cash flow from operations of $51.9 million in the six months ended June 30, 2008.
Conference Call Information
-more-

JDA Software Announces Record Second Quarter 2009 Results
Add 3
          JDA Software Group, Inc. will host a conference call at 4:45 p.m. (Eastern) today to discuss earnings results for its second quarter ended June 30, 2009. To participate in the call, dial 1-877-941-6009 (United States) or 1-480-629-9771 (International) and ask the operator for the “JDA Software Group, Inc. Second Quarter 2009 Earnings Conference Call.” To participate in the webcast, visit the following Web page at the time of the conference call: http://viavid.net/dce.aspx?sid=00006685.
A replay of the conference call will begin Monday, July 20, 2009 at 7:45 p.m. (Eastern) and will end on Thursday, August 20, 2009 at 11:59 p.m. (Eastern). You can hear the replay by dialing 1-800-406-7325 (United States) or 1-303-590-3030 (International) using access 4106219.
About JDA Software Group, Inc.
          JDA® Software Group, Inc. (NASDAQ: JDAS) is the world’s leading supply chain solutions provider, helping companies optimize operations and improve profitability. JDA drives business efficiency for its global customer base of more than 5,800 retailers, manufacturers, wholesaler-distributors and services industries companies through deep domain expertise and innovative solutions. JDA’s combination of unmatched services, together with its integrated yet modular solutions for merchandising, supply chain planning and execution and revenue management, leverage the strong heritage and knowledge capital of market leaders including Manugistics, E3, Intactix and Arthur. When supply chain results matter, companies turn to JDA. For more information about JDA, visit www.jda.com or contact us at info@jda.com or call +1.800.479.7382 / +1.480.308.3000.
“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995
          This press release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally accompanied by words such as “will,” and “expect” and other words with forward-looking connotations. In this press release, such forward-looking statements include, without limitation, Mr. Brewer’s statements regarding a turn around in our consulting services business, and our attempts to seize market share. The occurrence of future events may involve a number of risks and uncertainties, including, but not limited to: (i) the possibility that, despite strong software sales, our consulting services business will continue to underperform against our expectations; (ii) our attempts to seize market share in our fiercely competitive markets will not be successful; and (iii) other risks detailed from time to time in the “Risk Factors” section of our filings with the Securities and Exchange Commission. Additional information relating to the uncertainty affecting our business is contained in our filings with the SEC. As a result of these and other risks, actual results may differ materially from those predicted. JDA is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.
-more-

JDA Software Announces Record Second Quarter 2009 Results
Add 4
Use of Non-GAAP Financial Information
          This press release and the related conference call contain non-GAAP financial measures. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP. Management’s presentation of non-GAAP financial measures is intended to be supplemental in nature and should not be considered in isolation or as a substitute for the most directly comparable GAAP measures.
Use and Economic Substance of Non-GAAP Financial Measures Used by JDA
     The Company uses non-GAAP measures of performance, including adjusted operating income, EBITDA (earnings before interest, taxes, depreciation and amortization) and earnings per share, in its public statements. Management uses, and chooses to disclose, these non-GAAP financial measures because (i) such measures provide an additional analytical tool to clarify the Company’s results from operations and help the Company to identify underlying trends in its results of operations; (ii) the Company uses non-GAAP earnings measures, including EBITDA, as a measure of profitability because such measures help the Company compare its performance on a consistent basis across time periods; and (iii) these non-GAAP measures are employed by the Company’s management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting. The Company also internally uses adjusted EBITDA measures for determining (a) compliance with certain financial covenants in its credit agreement and (b) executive and employee compensation. Set forth below are additional reasons why specific items are excluded from the Company’s non-GAAP financial measures:
▪	Amortization charges for acquired technology are excluded because they result from prior acquisitions, rather than ongoing operations, and absent additional acquisitions, are expected to decline over time.

▪	Amortization charges for other intangibles are excluded because they are non-cash expenses, and while tangible and intangible assets support our business, we do not believe the related amortization costs are directly attributable to the operating performance of our business.

▪	Restructuring charges and adjustments to acquisition-related reserves are significant non-routine expenses that cannot be predicted and typically relate to a change in our business model or to a change in our estimate of the costs to complete a plan to exit an activity of an acquired company. The exclusion of these charges promotes period-to-period comparisons and transparency. Such charges are primarily related to severance costs and/or the disposition of excess facilities driven by the changes to our business model.

▪	Stock-based compensation is not an expense that typically requires or will require cash settlement by the Company.
Material Limitations (and Compensation thereof) Associated with the Use of Non-GAAP Financial Measures
          Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company’s GAAP results. In the future, the Company expects to continue reporting non-GAAP financial measures excluding items described above and the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above. Accordingly, exclusion of these and other similar items in our non-GAAP presentation should not be construed as an inference that these costs are unusual, infrequent or non-recurring.
Some of the limitations in relying on non-GAAP financial measures are:
▪	Amortization of acquired technology and intangibles, though not directly affecting our current cash position, represent the loss in value as the technology in our industry evolves, is advanced or is replaced over time. The expense
-more-

JDA Software Announces Record Second Quarter 2009 Results
Add 5
associated with this loss in value is not included in the non-GAAP net income presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry which is addressed through our research and development program.

▪	The Company may engage in acquisition transactions in the future. In addition, we incur other restructuring charges from time to time when necessary to adjust our business model. Restructuring related charges may therefore continue to be incurred and should not be viewed as non-recurring.

▪	Stock-based compensation is an important component of our incentive compensation arrangements and will be reflected as expenses in our GAAP results for the foreseeable future under Statement of Financial Accounting Standards No. 123R, Share-Based Payment.

▪	Other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure.
     We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP financial measures only supplementally. We also provide reconciliations of each non-GAAP financial measure to our most directly comparable GAAP measure, and we encourage investors to review carefully those reconciliations.
Usefulness of Non-GAAP Financial Measures to Investors
          The Company believes that the presentation of these non-GAAP financial measures is warranted for several reasons. First, such non-GAAP financial measures provide investors and management an additional analytical tool for understanding the Company’s financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business. Second, since the Company has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare the Company’s performance across financial reporting periods.
-more-

JDA Software Announces Record Second Quarter 2009 Results
Add 6
JDA SOFTWARE GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts, unaudited)

	June 30,	December 31,
	2009	2008
ASSETS
Current Assets:
Cash and cash equivalents	$92,675	$32,696
Accounts receivable, net	62,748	79,353
Income tax receivable	1,797	316
Deferred tax asset	23,038	22,919
Prepaid expenses and other current assets	20,906	14,223

Total current assets	201,164	149,507

Non-Current Assets:
Property and equipment, net	41,971	43,093
Goodwill	135,275	135,275
Other Intangibles, net:
Customer lists	110,431	121,719
Acquired software technology	22,172	24,160
Trademarks	496	1,335
Deferred tax asset	39,026	44,815
Other non-current assets	5,295	4,872

Total non-current assets	354,666	375,269

Total Assets	$555,830	$524,776

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$10,193	$3,273
Accrued expenses and other liabilities	39,486	52,090
Deferred revenue	79,557	62,005

Total current liabilities	129,236	117,368

Non-Current Liabilities:
Accrued exit and disposal obligations	8,169	8,820
Liability for uncertain tax positions	7,447	7,093

Total non-current liabilities	15,616	15,913

Total Liabilities	144,852	133,281

Redeemable Preferred Stock	50,000	50,000

Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 2,000,000 shares; none issued or outstanding	—	—
Common stock, $.01 par value; authorized, 50,000,000 shares; issued 33,200,430 and 32,458,396 shares, respectively	332	325
Additional paid-in capital	317,519	305,564
Deferred compensation	(6,648)	(2,915)
Retained earnings	67,847	56,268
Accumulated other comprehensive income (loss)	1,557	(2,017)
Less treasury stock, at cost, 1,656,209 and 1,307,317 shares, respectively	(19,629)	(15,730)

Total stockholders’ equity	360,978	341,495

Total liabilities and stockholders’ equity	$555,830	$524,776

-more-

JDA Software Announces Record Second Quarter 2009 Results
Add 7
JDA SOFTWARE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except earnings per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
REVENUES:
Software licenses	$27,585	$15,546	$42,910	$35,582
Maintenance services	44,371	46,643	87,368	92,455

Product revenues	71,956	62,189	130,278	128,037

Consulting services	25,079	26,640	48,113	52,464
Reimbursed expenses	2,450	2,967	4,427	5,170

Service revenues	27,529	29,607	52,540	57,634

Total revenues	99,485	91,796	182,818	185,671

COST OF REVENUES:
Cost of software licenses	1,235	343	1,837	1,396
Amortization of acquired software technology	980	1,460	1,988	2,961
Cost of maintenance services	10,984	11,436	21,533	22,632

Cost of product revenues	13,199	13,239	25,358	26,989

Cost of consulting services	20,131	20,909	39,513	40,769
Reimbursed expenses	2,450	2,967	4,427	5,170

Cost of service revenues	22,581	23,876	43,940	45,939

Total cost of revenues	35,780	37,115	69,298	72,928

GROSS PROFIT	63,705	54,681	113,520	112,743

OPERATING EXPENSES:
Product development	12,664	13,232	25,237	26,908
Sales and marketing	16,170	15,730	30,422	31,839
General and administrative	11,370	10,378	22,396	21,966
Provision for doubtful accounts	300	—	300	—
Amortization of intangibles	6,051	6,076	12,127	12,152
Restructuring charges and adjustments to acquisition- related reserves	2,732	2,799	4,162	3,555

Total operating expenses	49,287	48,215	94,644	96,420

OPERATING INCOME	14,418	6,466	18,876	16,323

Interest expense and amortization of loan fees	(386)	(2,466)	(625)	(4,960)
Interest income and other, net	123	779	(120)	2,076

INCOME BEFORE INCOME TAXES	14,155	4,779	18,131	13,439

Income tax provision	5,220	1,706	6,552	5,010

NET INCOME	$8,935	$3,073	$11,579	$8,429

BASIC EARNINGS PER SHARE	$.26	$.09	$.33	$.25

DILUTED EARNINGS PER SHARE	$.25	$.09	$.33	$.24

SHARES USED TO COMPUTE:
Basic earnings per share	35,004	34,214	34,983	34,069

Diluted earnings per share	35,232	35,263	35,154	35,174

-more-

JDA Software Announces Record Second Quarter 2009 Results
Add 8
JDA SOFTWARE GROUP, INC.
NON-GAAP MEASURES OF PERFORMANCE
(in thousands, except share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2009	2008	2009	2008

NON-GAAP OPERATING INCOME AND ADJUSTED EBITDA

Operating income (GAAP BASIS)	$14,418	$6,466	$18,876	$16,323

Adjustments for non-GAAP measures of performance:

Add back amortization of acquired software technology	980	1,460	1,988	2,961
Add back amortization of intangibles	6,051	6,076	12,127	12,152
Add back restructuring charges	2,732	2,799	4,162	3,555
Add back stock-based compensation	2,157	1,042	3,567	2,224

Adjusted non-GAAP operating income	26,338	17,843	40,720	37,215

Add back depreciation	2,400	2,582	4,727	5,060

Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization)	$28,738	$20,425	$45,447	$42,275

NON-GAAP OPERATING INCOME AND ADJUSTED EBITDA, as a percentage of revenue

Operating income (GAAP BASIS)	14%	7%	10%	9%

Adjustments for non-GAAP measures of performance:

Amortization of acquired software technology	1%	1%	1%	1%
Amortization of intangibles	6%	7%	7%	7%
Restructuring charges	3%	3%	2%	2%
Stock-based compensation	2%	1%	2%	1%

Adjusted non-GAAP operating income	26%	19%	22%	20%

Depreciation	3%	3%	3%	3%

Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization)	29%	22%	25%	23%

NON-GAAP EARNINGS PER SHARE

Income before income tax provision	$14,155	$4,779	$18,131	$13,439

Amortization of acquired software technology	980	1,460	1,988	2,961
Amortization of intangibles	6,051	6,076	12,127	12,152
Restructuring charges	2,732	2,799	4,162	3,555
Stock-based compensation	2,157	1,042	3,567	2,224

Adjusted income before income taxes	26,075	16,156	39,975	34,331

Adjusted income tax expense	9,387	5,816	14,252	12,359

Adjusted net income	$16,688	$10,340	$25,723	$21,972

Adjusted non-GAAP diluted earnings per share	$0.47	$0.29	$0.73	$0.62

Shares used to compute non-GAAP diluted earnings per share	35,232	35,263	35,154	35,174

-more-

JDA Software Announces Record Second Quarter 2009 Results
Add 9

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2009	2008	2009	2008

CASH FLOW INFORMATION

Net cash provided by operating activities	$27,454	$28,812	$60,509	$51,911

Net cash used in investing activities:
Payment of direct costs related to acquisitions	$(669)	$(1,155)	$(1,486)	$(2,523)
Purchase of property and equipment	(404)	(2,328)	(1,407)	(4,497)
Proceeds from disposal of property and equipment	38	—	54	69

	$(1,035)	$(3,483)	$(2,839)	$(6,951)

Net cash provided by financing activities:
Issuance of common stock under equity plans	$2,136	$5,664	$4,642	$5,707
Principal payments on term-loan agreement	—	(13,000)	—	(18,649)
Purchase of treasury stock	(680)	(220)	(3,899)	(1,663)
Other, net	—	(1,643)	—	(1,638)

	$1,456	$(9,199)	$743	$(16,243)

JDA Software Group, Inc.
14400 N. 87th Street
Scottsdale, AZ 85260